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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


            *******************************************************

                                    FORM 8-K


               Current Report Pursuant to section 13 or 15(d) of
                       The Security Exchange Act of 1934



Date of Report (Date of earliest event reported)            May 15, 1997


                            ---------------------


                        SMITH TECHNOLOGY CORPORATION
                        ----------------------------

           (Exact name of registrant as specified in its charter)



          DELAWARE                      0-14992                 38-2294876

(State of other jurisdiction of     (Commission File           (IRS Employer
  incorporated organization)             Number)            identification No.)


                            Bayview Corporate Center
                        3501 Jamboree Road, South Tower
                                   Suite 304
                            Newport Beach, CA 92660
                    (address of principal executive offices)



       Registrant's telephone number, including area code: (714) 737-7900



                            ---------------------

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Item 2.   Acquisition or Disposition of Assets

On August 20, 1997, the Company and its subsidiaries BCM Engineers Inc., a Delaware corporation, BCM Engineers Inc., a Pennsylvania corporation, BCM Engineers Inc., an Alabama corporation, BCM Engineers Inc., a West Virginia corporation, as Sellers, completed the sale of certain assets used by the Company in the conduct of the Engineering Division to ATC Group Services Inc., a Delaware corporation ("ATC"). Consideration for the transaction consisted of $5,425,539 cash, a promissory note in the amount of $2,750,000 payable 6 months after closing, a second promissory note in the amount of $200,000 payable 30 days after closing, and the assumption by ATC of liabilities not to exceed $4,301,000. The consideration represented by the promissory notes and the assumed liabilities is subject to reduction through offset due to uncollectible receivables, work in process, and rights of indemnification as set forth in the Asset Purchase Agreement. The cash and proceeds of the promissory notes (which have been assigned to the Company's Senior Lenders) will be used to reduce the Company's obligation to its Senior Lenders.




Item 5.   Other Events

On May 15, 1997, the Company and its Senior Lenders executed the Sixth Amendment to the Loan and Security agreement dated as of October 18, 1995 ("Sixth Amendment"). The Sixth Amendment amended the financial covenants by modifying the definition of Consolidated Net Income or Loss and extended to June 15, 1997, the required issuance to the Senior Lenders of detachable warrants provided for in the Fifth Amendment and also extended to June 15, 1997, the delivery of audited financial statements as required in the Fifth Amendment.




Item 7.   Exhibits and Reports on Form 8-K

          (a) Exhibits

              10.37 Sixth Amendment, as of May 15, 1997, by and among the Registrant, BCM Engineers Inc. (a Pennsylvania corporation), BCM Engineers Inc. (an Alabama corporation), Riedel Environmental Service, Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank), as agent for the lenders.

              10.38   Agreement for Sale and Purchase of Business Assets
                      dated the 18th day of August, 1997, by and between ATC Group services Inc., a Delaware corporation, as Purchaser and Smith Technology Corporation, a Delaware corporation, BCM Engineers Inc., a Delaware corporation, BCM Engineers Inc., a Pennsylvania corporation, BCM Engineers Inc., an Alabama corporation, and BCM Engineers Inc., a West Virginia
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                      corporation, collectively as Sellers.  (Copies of
                      schedules and exhibits are on file with the Securities and Exchange Commission).

              10.39 Conditional Promissory Note for $2,750,000 dated the 19th day of August, 1997, subject to the Maker's right of set-off, by and between ATC Group Services, Inc., a Delaware corporation, as the Maker and Smith Technology Corporation, a Delaware corporation.

              10.40 Conditional promissory Note for $200,000 dated the 19th day of August, 1997, subject to the Maker's right of set-off, by and between ATC Group Services, Inc., a Delaware corporation, as the Maker and Smith Technology Corporation, a Delaware corporation.

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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SMITH TECHNOLOGY CORPORATION


                                          By:  /s/ William T. Campbell
                                               --------------------------
                                               William T. Campbell
                                               Vice President-Finance